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                     Independent Accountants' Consent
                     --------------------------------


     We consent to the use of our report dated May 30, 1997, on the combined financial statements of FIRST BANK OF ARKANSAS - RUSSELLVILLE/SEARCY as of December 31, 1996 and for the year then ended, incorporated by reference in the Registration Statement on Form S-3 from the Simmons First National Corporation Form 8-K dated June 6, 1997. We also consent to the reference to our firm under the caption "Experts" appearing in Registration Statement.


                                                 /s/ Baird, Kurtz & Dobson
                                                 Baird, Kurtz & Dobson

Pine Bluff, Arkansas
June 6, 1997